UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2016
Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Address of Principal Executive Offices)
888-998-2468
(Registrant’s Telephone Number, Including Area Code)

20333 South Normandie Avenue, Torrance, California 90502
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors Or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 3, 2016, the Compensation Committee of the Board of Directors (the “Committee”) of Farmer Bros. Co., a Delaware corporation (the “Company”), determined that a portion of the non-qualified stock option granted to Michael H. Keown, the Company's President and Chief Executive Officer, on December 3, 2015 (the “Original Option”) was invalid because such portion caused the total number of option shares granted to Mr. Keown in calendar year 2015 to exceed the limit of 75,000 shares that may be granted to a participant in a single calendar year under the Farmer Bros. Co. Amended and Restated 2007 Long-Term Incentive Plan (the “LTIP”) by 22,862 shares. Therefore, the Committee reduced the total number of shares of common stock issuable under the Original Option by 22,862 shares. The reduction of the 22,862 excess option shares brings the total number of option shares granted to Mr. Keown in calendar 2015 within the limitation of the LTIP.

In addition, on June 3, 2016, the Committee, in accordance with the provisions of the LTIP, granted Mr. Keown a non-qualified stock option to purchase 22,862 shares of the Company's common stock (the “New Option”). The New Option has an exercise price of $29.48 per share, which was the greater of the exercise price of the Original Option and the closing price of the Company's common stock as reported on the NASDAQ Global Market on June 3, 2016, the date of grant. In addition, the New Option is subject to the same terms and conditions of the Original Option including an expiration date of December 3, 2022, and the three-year vesting schedule, except that to comply with the LTIP’s minimum vesting schedule of one year from the grant date, the New Option will vest as to 7,620 shares on June 3, 2017, and the remainder of the New Option will vest as to 7,621 shares on each of December 3, 2017 and December 3, 2018, which are the second and third anniversaries of the grant date of the Original Option, based on the Company’s achievement of the same performance goals as the Original Option, subject to Mr. Keown’s employment by the Company or service on the Board of Directors of the Company on the applicable vesting date. Twenty percent of the total number of shares subject to the New Option will be forfeited if the performance goals set forth in the Original Option are not met. The New Option was granted pursuant to the Company's Form of Stock Option Grant Notice and Stock Option Agreement that was included as Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2016

FARMER BROS. CO.

By:	/s/ Isaac N. Johnston, Jr.
Isaac N. Johnston, Jr.
Treasurer and Chief Financial Officer